Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$26,488,011
Realized Gain (Loss) on Swap Contracts	13,277,897
Unrealized Gain (Loss) on Market Value of Commodity Futures	(12,957,714)
Unrealized gain (loss) on Fair Value of Swap Contracts	(13,369,494)
Dividend Income	870,027
Interest Income	3,584,619
ETF Transaction Fees	31,000
Total Income (Loss)	$17,924,346

Expenses
General Partner Management Fees	$566,395
Professional Fees	95,142
Brokerage Commissions	194,978
Directors' Fees and insurance	15,073
License fees	14,160
Total Expenses	$885,748
Net Income (Loss)	$17,038,598

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/23	$1,119,260,517
Additions (31,200,000 Shares)	216,996,515
Withdrawals (26,100,000 Shares)	(194,356,708)
Net Income (Loss)	17,038,598

Net Asset Value End of Month	$1,158,938,922
Net Asset Value Per Share (163,284,588 Shares)	$7.10

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596